EXHIBIT 32.1
HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
John A. Burchett, President and Chief Executive Officer, and Harold F. McElraft, Chief Financial Officer and Treasurer, of Hanover Capital Mortgage Holdings, Inc. (the “Company”), certify to each such officer’s knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:
1.	The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m), as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2008	By:	/s/ JOHN A. BURCHETT
John A. Burchett
President and Chief Executive Officer

Date: November 14, 2008	By:	/s/ HAROLD F. MCELRAFT
Harold F. McElraft
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.